Exhibit 32.1


  CERTIFICATIONS OF BRAD JACOBY, PRESIDENT AND PRINCIPAL EXECUTIVE OFFICER, AND BRAD J. PETERS, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, PURSUANT TO
                            18 U.S.C. SECTION 1350

      In connection with the Quarterly Report on Form 10-QSB of Integrated Performance Systems, Inc. (the "Company") for the period ended January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, the undersigned officers of the Company, certify, pursuant to 18 U.S.C. S1350, as adopted pursuant to S906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

      1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 Date:  April 27, 2005         /s/  BRAD JACOBY
                               ----------------------------
                                    Brad Jacoby
                                    Chief Executive Officer



 Date:  April 27, 2005         /s/  BRAD J. PETERS
                               ----------------------------
                                    Brad J. Peters
                                    Principal Financial Officer


 The foregoing certification is being furnished as an exhibit to the Form 10-QSB pursuant to Item 601(b)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-QSB for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.